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EXHIBIT 21

                          EasyLink Services Corporation

                SUBSIDIARIES OF THE REGISTRANT DECEMBER 31, 2006

Subsidiary                                           Jurisdiction of Incorporation
----------                                           -----------------------------
EasyLink Services USA, Inc.                          Delaware
Quickstream Software, Inc.                           Delaware
Easylink Services International Ltd.                 UK
EasyLink Services UK Ltd.                            UK
Easylink Services Corp. Pte Ltd                      Singapore
Easylink Services Corporation Sdn Bhd                Malaysia
GN Context (Deutschland) Gmbh                        Germany
Easylink Services France SARL                        France
GN Context (Hong Kong) Limited                       Hong Kong
Easylink Services KK (Japan) -                       Japan
Easylink Services Korea Corporation                  Korea
Easylink Services Corporation India Private Limited  India
Easylink Do Brasil Comunicacoes Ltda.                Brazil


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